Exhibit 10.5

AMENDMENT NO. 4
Dated as of July 9, 2015
to
SECOND AMENDED AND RESTATED SENIOR SECURED NOTE PURCHASE AGREEMENT
Dated as of May 9, 2013
THIS AMENDMENT NO. 4 (“Amendment”) is made as of July 9, 2015 by and among Encore Capital Group, Inc. (the “Company”) and the undersigned holders of Notes (the “Noteholders”). Reference is made to that certain Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 9, 2013, between the Company, on the one hand, and the Purchasers named therein, on the other hand (as amended by that certain Amendment No. 1 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 29, 2013, that certain Amendment No. 2 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of February 25, 2014 and that certain Amendment No. 3 to Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of August 1, 2014, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Note Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note Agreement.
WHEREAS, the Company has requested that the Noteholders agree to certain amendments with respect to the Note Agreement as provided in this Amendment;
WHEREAS, the Noteholders party hereto have agreed to such amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders party hereto have agreed to enter into this Amendment.
1.    Amendments to Note Agreement. Effective as of the Effective Date, the Note Agreement is hereby amended as follows:
(a)    The first sentence of Section 9.7 is amended and restated, as follows:
“The Company shall cause each of its Restricted Subsidiaries (other than Immaterial Subsidiaries and each member of the Propel Group)) to guarantee pursuant to the Multiparty Guaranty or supplement or counterpart thereto (or, in the case of a Foreign Subsidiary, any other guaranty agreement requested by the Required Holders) the obligations of the Company evidenced by the Notes and under the other Transaction Documents.”
(b)    The reference to “Excluded Subsidiary,” in clause (ii) of the second sentence of Section 9.7 is deleted.

Exhibit 10.5

(c)    Section 10.1 is amended by amending and restating clause (v) thereof, as follows:
“(v) the Company may, so long as the Payment Conditions are satisfied, make repurchases of its capital stock so long as the aggregate cumulative amount expended on and after the Amendment No. 4 Effective Date for all such repurchases of capital stock does not exceed $150,000,000.”
(d)    Section 10.3.5 is amended and restated, as follows:
“10.3.5    sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed $20,000,000 in any fiscal year; and”
(e)    Section 10.4.4 is amended by amending and restating clause (v) thereof as follows:
“(v)    the aggregate Purchase Price for all such Permitted Acquisitions in any fiscal year shall not exceed $225,000,000;”
(f)    Section 10.4.7 is amended and restated, as follows:
“10.4.7    Investments constituting Indebtedness permitted by Section 10.5.5, Section 10.5.6, Section 10.5.7 or Section 10.5.16; ”
(g)    Section 10.4.9 is amended and restated, as follows:
“10.4.9    Investments of the Company or any of its Restricted Subsidiaries; provided that the sum of (x) $180,127,845 plus (y) the aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) of all Investments made on or after the Amendment No. 4 Effective Date pursuant to this clause 10.4.9 shall not, at the time of the making of the proposed Investment, exceed the greater of (1) an amount equal to 200% of the Consolidated Net Worth (determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.1 or 7.1.2, as applicable) of the Company and its Restricted Subsidiaries and (2) an amount such that, after giving effect on a pro forma basis to the making of such Investment and the incurrence of any Indebtedness in connection therewith, the Cash Flow Leverage Ratio (determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.1 or 7.1.2, as applicable) is less than 1.25:1.00;”
(h)    Section 10.4.10 is amended and restated, as follows:
“10.4.10    Investments made by any Foreign Subsidiary that is not a Credit Party in any other Foreign Subsidiary that is not a Credit Party; and”
(i)    Section 10.4.11 is amended and restated, as follows:
“10.4.11    Investments made by any Domestic Subsidiary that is not a Credit Party in any other Domestic Subsidiary that is not a Credit Party.”
(j)    Section 10.4.12 is deleted in its entirety.
(k)    Section 10.4 is further amended by adding the following sentence to the end of the unnumbered paragraph at the end of such Section:

Exhibit 10.5

“To the extent that any proposed Investment would be permitted pursuant to more than one of the foregoing clauses of this Section 10.4, the Company may in its discretion designate which clause (or clauses to the extent such Investment is to be split or divided into more than one clause) shall be utilized for such Investment.”
(l)    Section 10.5.4 is amended and restated, as follows:
“10.5.4    secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Company or any of its Restricted Subsidiaries after the Amendment No. 2 Effective Date to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Company and its Restricted Subsidiaries taken together incurred on or after the Amendment No. 2 Effective Date, when aggregated with the Indebtedness permitted under Section 10.5.9, shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding (excluding Capitalized Leases, which shall not be subject to any dollar limitation under this Section 10.5.4), (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (4) any Lien securing such Indebtedness is permitted under Section 10.6 (such Indebtedness being referred to herein as “Permitted Purchase Money Indebtedness”);”
(m)    Section 10.5.5 is amended by amending and restated clauses (ii) and (iv) thereof, as follows:
“(ii) made by any Credit Party to any other Credit Party,”
“(iv) made by the Company or any Restricted Subsidiary to any Subsidiaries of Propel Acquisition LLC (other than a Blocked Propel Subsidiary) to the extent such loan would be permitted as an investment in compliance with the proviso of Section 10.4.6 or any Unrestricted Subsidiary to the extent such loan would be permitted as an investment in compliance with Section 10.4.9;”
(n)    Section 10.5.6 is amended and restated, as follows:
“10.5.6    guaranty obligations of the Company or any other Credit Party of any Indebtedness of any Restricted Subsidiary permitted under Section 10.5.2 or of any Indebtedness of any Subsidiary permitted as an Investment under Section 10.4.9;”
(o)    Section 10.5.14 is amended and restated, as follows:
“10.5.14    Indebtedness constituting Permitted Foreign Subsidiary Investments/Loans, to the extent permitted as an Investment in compliance with Section 10.4.9;”
(p)    Section 10.5.15 is amended and restated, as follows:
“10.5.15    additional unsecured or Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent not otherwise permitted under this Section 10.5; provided, however, that (i) the aggregate principal amount of such additional Indebtedness shall not exceed $1,100,000,000, (ii) such Indebtedness shall not mature, and shall not be subject to any scheduled mandatory prepayment, redemption or defeasance, in each case prior to five (5) years from the date of issuance of such Indebtedness, and (iii) if such Indebtedness is Subordinated Indebtedness, the terms of subordination thereof shall be reasonably acceptable to the Required Holders;”

Exhibit 10.5

(q)    Section 10.5.16 is amended and restated, as follows:
“10.5.16    the Propel Indebtedness, provided that the aggregate principal amount thereof does not exceed $400,000,000 (exclusive of intercompany loans), and the unsecured guaranty obligations of the Company or any other Credit Party of such Propel Indebtedness;”
(r)    The word “and” at the end of Section 10.6.15 is deleted, the “.” at the end of Section 10.6.16 is deleted and replaced with “;” and the following new Sections 10.5.17, 10.5.18 and 10.5.19 are added, as follows:
“10.6.17    Liens on Receivables owned by any Foreign Subsidiary solely to secure Indebtedness permitted to be incurred by such Foreign Subsidiary under Section 10.5.13; provided that such Receivables are not Collateral;
10.6.18    Liens securing Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries permitted under Section 10.5.15; provided, however, that the lenders or investors providing such Indebtedness, or a representative acting on behalf of the lenders or investors providing such Indebtedness, shall have entered into an intercreditor agreement satisfactory to the Required Holders in their sole and absolute discretion; and
10.6.19    Liens on cash balances in deposit accounts of the Company or any Restricted Subsidiary in favor of credit card or other payment processors arising under processor agreements entered into in the ordinary course of business to secure fees, chargebacks and other amounts required to be secured under such agreements; provided, that (i) such Liens attach solely to funds in the deposit accounts that are the subject of such processor agreements and not to any other assets of the Company or any Restricted Subsidiary and (ii) such Liens do not secure any obligations for borrowed money.”
(s)    Section 10.12 is amended and restated, as follows:
“10.12    Leverage Ratios.
10.12.1    Cash Flow Leverage Ratio. The Company will not at any time permit the ratio (the “Cash Flow Leverage Ratio”) of (i) Consolidated Funded Indebtedness at such time to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.50 to 1.00.
The Cash Flow Leverage Ratio shall be calculated: (i) based upon (a) Consolidated Funded Indebtedness at the applicable time of determination, and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; and (ii) giving pro forma effect to any Material Acquisition and Material Disposition. For purposes of this Section 10.12.1 and Section 10.12.2, “Material Acquisition” means any Acquisition or series of related Acquisitions that involves the payment of consideration by the Company and its Restricted Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Asset Sale or series of related Asset Sales that yields gross proceeds to the Company or any of its Restricted Subsidiaries in excess of $10,000,000.
10.12.2    Cash Flow Secured Leverage Ratio. The Company will not at any time permit the ratio (the “Cash Flow Secured Leverage Ratio”) of (i) Consolidated Secured Funded Indebtedness at such time to (ii) Consolidated EBITDA for the then most-recently ended four fiscal

Exhibit 10.5

quarters to be greater than 2.00 to 1.00; provided that the Cash Flow Secured Leverage Ratio may exceed 2.00 to 1.00, so long as it does not exceed 2.25 to 1.00, for the period (the “Relief Period”) commencing on any date after the Amendment No. 4 Effective Date on which the Company or any of its Restricted Subsidiaries has consummated a Permitted Acquisition in which the Purchase Price is $100,000,000 or more (a “Trigger Acquisition”) and continuing until (but excluding) the end of the second full fiscal quarter immediately succeeding the fiscal quarter during which the Trigger Acquisition occurred; provided, further, that the maximum permitted Cash Flow Secured Leverage Ratio shall return to 2.00 to 1.00 on and after the end of the second full fiscal quarter immediately succeeding the fiscal quarter during which the Trigger Acquisition occurred; provided, further, that following the termination of any Relief Period, no subsequent Relief Period shall be permitted to occur for purpose of the initial proviso of this Section 10.12.2 unless and until the Cash Flow Secured Leverage Ratio is less than or equal to 2.00 to 1.00 as of the end of at least one fiscal quarter following the most recent Relief Period.
The Cash Flow Secured Leverage Ratio shall be calculated: (i) based upon (a) Consolidated Secured Funded Indebtedness at the applicable time of determination, and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters; and (ii) giving pro forma effect to any Material Acquisition and Material Disposition.
10.12.3    Minimum Net Worth. The Company will not permit the Consolidated Net Worth of the Company and its Restricted Subsidiaries to be less than the sum of (i) a dollar amount equal to $166,506,500, plus (ii) 50% of such Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending March 31, 2009 (without deduction for losses), plus (iii) 100% of the amount by which the Company’s “total stockholders’ equity” is increased after February 8, 2010 as a result of the issuance or sale by the Company or any of its Restricted Subsidiaries of, or the conversion of any Indebtedness of such Person into, any equity interests (including warrants and similar investments) in such Person, minus (iv) amounts expended by the Company and its Restricted Subsidiaries to repurchase the Company’s capital stock to the extent such repurchases are permitted under Section 10.1(v).”
(t)    Section 10.14 is amended and restated, as follows:
“10.14    [Reserved].”
(u)    Section 10.15 is amended and restated, as follows:
“10.15    [Reserved].”
(v)    Schedule B of the Note Agreement is amended to insert the following new definitions in their proper alphabetical order:
““Amendment No. 4 Effective Date” means July 9, 2015.
“Cash Flow Secured Leverage Ratio” has the meaning specified in Section 10.12.2.
“Consolidated Secured Funded Indebtedness” means, at any time of determination, the amount of Consolidated Funded Indebtedness as of such time that is secured by any Lien on the property or assets of the Company or its Restricted Subsidiaries.

Exhibit 10.5

“Relief Period” has the meaning specified in Section 10.12.2.
“Trigger Acquisition” has the meaning specified in Section 10.12.2.”
(w)    Schedule B of the Note Agreement is amended to delete the definitions for “Capital Expenditures,” “Consolidated Rentals,” “Excluded Subsidiaries,” “Minority Investment” and “Rentals.”
(x)    Schedule B of the Note Agreement is amended to delete the reference to “Section 10.4.3(vi)” in the definition of “Acquisition Pro Forma” and to replace such reference with “Section 10.4.4(vii).”
(y)    Schedule B of the Note Agreement is amended to amend and restate clause (d) of the definition of “Permitted Foreign Subsidiary Non-Recourse Indebtedness”, as follows:
“(d)    the total principal amount outstanding of such Indebtedness does not at any time exceed 40% of the Consolidated Net Worth of the Company and its Restricted Subsidiaries.”
(z)    Schedule B of the Note Agreement is amended to amend and restate the proviso at the end of the definition of “Permitted Restructuring”, as follows:
“provided that (i) no Receivables or other assets of Unrestricted Subsidiaries shall be commingled with the assets of a Credit Party as a result of such Permitted Restructuring, (ii) no such transfers shall take place from a Credit Party to an Unrestricted Subsidiary or to any other Subsidiary that is not a Credit Party, and (iii) such transactions are effected for tax planning and related general corporate purposes.”
(aa)    Schedule B of the Note Agreement is amended to amend and restate clause (II) of subsection (a)(iii) of the definition of “Unrestricted Subsidiary”, as follows:
“(II) the Fair Market Value of the Company’s direct or indirect equity interest in such Subsidiary, in each case at the time that such Subsidiary is designated an Unrestricted Subsidiary and the Company shall be permitted to make such Investment under Section 10.4.9,”
(bb)    Schedule B of the Note Agreement is amended to amend and restate subsection (a)(iv) of the definition of “Unrestricted Subsidiary”, as follows:
“(iv) neither the Company nor any Restricted Subsidiary shall at any time be directly, indirectly or contingently liable for any Indebtedness or other liability of any Unrestricted Subsidiary, except to the extent the same would constitute a permitted Investment under Section 10.4.9,”
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (the date on which each of which has been satisfied or waived in writing being referred to in this Amendment as the “Effective Date”): (a) the Noteholders shall have received (i) counterparts of this Amendment, duly executed by the Company and the Required Holders, and the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) a fully executed copy of an amendment to the Credit Agreement, which shall be in form and substance reasonably satisfactory to the Required Holders, (iii) their ratable share of an amendment fee in the aggregate amount of $19,375, and (iv) such other instruments, documents and documents as are reasonably requested by the Noteholders in connection with this Amendment; and (b) the Company shall have paid, to the extent invoiced, all fees and

Exhibit 10.5

expenses of the Noteholders (including attorneys’ fees and expenses) in connection with this Amendment and the other Transaction Documents.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a)    This Amendment and the Note Agreement as amended hereby constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Section 5 of the Note Agreement are true and correct, except for representations and warranties made with reference solely to an earlier date, which are true and correct as of such earlier date.
4.    Reference to and Effect on the Note Agreement.
(a)    Upon the effectiveness hereof, each reference to the Note Agreement in the Note Agreement or any other Transaction Document shall mean and be a reference to the Note Agreement as amended hereby.
(b)    Except as specifically amended above, the Note Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Noteholders, nor constitute a waiver of any provision of the Note Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment shall constitute a “Transaction Document.”
5.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.
[Signature Pages Follow]

Exhibit 10.5

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ENCORE CAPITAL GROUP, INC.

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Executive Vice President, CFO and Treasurer

Signature Page to Amendment No. 4
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013

Exhibit 10.5

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Cornelia Cheng
Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Cornelia Cheng
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: Prudential Investment Management, Inc., investment manager

By: /s/ Cornelia Cheng
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: Prudential Investment Management, Inc., investment manager

By: /s/ Cornelia Cheng
Vice President

Signature Page to Amendment No. 4
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013

Exhibit 10.5

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 4 to the Second Amended and Restated Senior Secured Note Agreement dated as of May 9, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) by and between Encore Capital Group, Inc. (the “Company”) and the holders of Notes party thereto (the “Noteholders”), which Amendment No. 4 is dated as of July 9, 2015 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Agreement. Without in any way establishing a course of dealing by any Noteholder, each of the undersigned agrees to be bound by its obligations under Section 1 of the Amendment and consents to the Amendment and reaffirms the terms and conditions of the Multiparty Guaranty, the Pledge and Security Agreement and any other Transaction Document executed by it and acknowledges and agrees that such agreement and each and every such Transaction Document executed by the undersigned in connection with the Note Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
All references to the Note Agreement contained in the above-referenced documents shall be a reference to the Note Agreement as modified by the Amendment and as each of the same may from time to time hereafter be amended, modified or restated.

Dated: July 9, 2015

[Signature Page Follows]

Exhibit 10.5

MIDLAND CREDIT MANAGEMENT, INC. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Executive Vice President, CFO and Treasurer	PROPEL ACQUISITION LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Executive Vice President, CFO, and Treasurer
MIDLAND PORTFOLIO SERVICES, INC. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer	MIDLAND FUNDING LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer
MIDLAND INDIA LLC By: /s/ Glen V. Freter Name: Glen V. Freter Title: Treasurer	MIDLAND INTERNATIONAL LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer
MIDLAND FUNDING NCC-2 CORPORATION By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer	MRC RECEIVABLES CORPORATION By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer
PROPEL FUNDING LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer	ASSET ACCEPTANCE CAPITAL CORP. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Executive Vice President, CFO and Treasurer
ASSET ACCEPTANCE, LLC By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer	ASSET ACCEPTANCE SOLUTIONS GROUP, LLC By: /s/ Darin Herring Name: Darin Herring Title: Vice President
ASSET ACCEPTANCE RECOVERY SERVICES, LLC By: /s/ Darin Herring Name: Darin Herring Title: Vice President	LEGAL RECOVERY SOLUTIONS, LLC By: /s/ Darin Herring Name: Darin Herring Title: Vice President

Signature Page to Consent and Reaffirmation
Amendment No. 4
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013

Exhibit 10.5

ATLANTIC CREDIT & FINANCE, INC. By: /s/ Jonathan Clark Name: Jonathan Clark Title: Treasurer	ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT, LLC By: /s/ Shawn Thomas Name: Shawn Thomas Title: General Manager
ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT III, LLC By: /s/ Shawn Thomas Name: Shawn Thomas Title: General Manager

Signature Page to Consent and Reaffirmation
Amendment No. 4
Encore Capital Group, Inc.
Second Amended and Restated Senior Secured Note Purchase Agreement dated as of May 9, 2013